UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2016

Cognex Corporation
(Exact Name of Registrant as Specified in Its Charter)
Massachusetts
(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 28, 2016, the Company held its 2016 Annual Meeting of Shareholders.  As of the record date for the Meeting, there were 84,990,759 shares of common stock of the Company outstanding and entitled to vote.  The 78,203,417 shares represented at the Meeting were voted as follows:

1.	The election of Robert J. Shillman, Anthony Sun and Robert J. Willett as Directors to serve for a term ending in 2019. Each nominee for director was elected by a vote of the shareholders as follows:
			Broker
	For	Withhold	Non-Votes

Robert J. Shillman	46,086,813	25,170,418	6,946,186
Anthony Sun	41,645,420	29,611,811	6,946,186
Robert J. Willett	53,125,213	18,132,018	6,946,186
2.	To amend the Articles of Organization and By-laws to implement majority voting for uncontested elections of directors. The proposal was approved by a vote of the shareholders as follows:
For	67,117,872
Against	4,101,073
Abstained	38,286
Broker Non-Votes	6,946,186
3.	To amend the Articles of Organization to increase the number of shares of common stock that the Company has the authority to issue from 140,000,000 to 200,000,000 shares. The proposal was approved by a vote of the shareholders as follows:
For	76,734,402
Against	1,270,300
Abstained	79,343
Broker Non-Votes	119,372
4.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The proposal was approved by a vote of the shareholders as follows:
For	77,971,574
Against	193,798
Abstained	38,044
Broker Non-Votes	1

5.	To cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as described in the Proxy Statement including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say-on-pay”). The proposal was approved by a vote of the shareholders as follows:
For	68,731,670
Against	1,857,536
Abstained	668,025
Broker Non-Votes	6,946,186
Uncast	0

No other matters were voted upon at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date:	April 28, 2016	By:	/s/ Richard A. Morin
		Name:	Richard A. Morin
		Title:	Executive Vice President of Finance
and Administration and Chief Financial Officer